Exhibit 99.1

Verano Completes 1-for-5 Reverse Stock Split, Advancing the Company’s Path Towards Prospective U.S. Stock Exchange Listing

CHICAGO, June 11, 2026 (GLOBE NEWSWIRE) — Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNO) (“Verano” or the “Company”), a leading multi-state cannabis company, today announced that the 1-for-5 reverse stock split (“Reverse Stock Split”) of the Company’s common stock, which was previously announced on June 1, 2026, has been completed, effective today, June 11, 2026. In addition, the Company filed a certificate of change with the state of Nevada on June 2, 2026, effective today, June 11, 2026, to reduce the number of authorized shares of common stock from 5,000,000,000 to 1,000,000,000 in the Company’s articles of incorporation.

The Reverse Stock Split builds on prior initiatives the Company has undertaken to position ahead of growth and U.S. capital markets opportunities, including completing the redomiciling of Verano Holdings Corp. from British Columbia, Canada, to the U.S. state of Nevada in November 2025, as the Company pursues uplisting on a U.S. exchange in the future. The Reverse Stock Split also may provide additional benefits, including increasing institutional investor interest and access to the Company’s stock.

The Company has not issued fractional post-Reverse Stock Split shares of common stock in connection with the Reverse Stock Split. Stockholders who would otherwise have held a fractional share of the Company’s common stock following the Reverse Stock Split should expect to receive a cash payment in lieu thereof at a price equal to that fractional share to which the stockholder would otherwise be entitled - multiplied by the closing sale price of the common stock on Cboe Canada, as adjusted for the Reverse Stock Split - on the trading day preceding today’s June 11, 2026 effective date.

As of June 10, 2026, the Company had 367,690,781 shares of common stock issued prior to the Reverse Stock Split, resulting in the number of issued shares of common stock following the Reverse Stock Split being approximately 73,918,135 shares (subject to adjustment for the rounding of fractional shares). The Company’s common stock continues to trade on Cboe Canada under the existing trading symbol “VRNO” and will trade on the OTCQX under the trading symbol “VRNOD” for the next 20 business days to indicate the Reverse Stock Split. After 20 business days, the symbol will be changed back to “VRNO” on the OTCQX.

In connection with the consolidation, the Company’s Normal Course Issuer Bid announced in the bulletin dated April 30, 2026, will be amended such that up to 3,643,858 common shares may be repurchased thereunder.

The exercise or conversion price of any of the Company’s outstanding stock options or restricted stock units and, in accordance with approval of the Company’s Board of Directors, the number of shares of common stock underlying the awards have been rounded down to the nearest full share and any other securities convertible into shares of common stock have been proportionately adjusted to reflect the Reverse Stock Split in accordance with the respective terms thereof.

Odyssey Trust Company (“Odyssey”), the Company’s transfer agent, acted as the exchange agent in connection with the Reverse Stock Split. Stockholders with shares in brokerage accounts should direct any questions concerning the Reverse Stock Split to their broker; all stockholders of record may direct questions to Odyssey.

More information is available on the Company’s Investor website. B-Roll video footage and Company images are available for media use via Verano’s Media Kit (credit “courtesy of Verano”).

About Verano

Verano Holdings Corp. (Cboe CA: VRNO) (OTCQX: VRNO), one of the U.S. cannabis industry’s leading companies based on historical revenue, geographic scope and brand performance, is a vertically integrated, multi-state operator embracing a mission of saying Yes to plant progress and the bold exploration of cannabis. Verano provides a superior cannabis shopping experience in medical and adult use markets under the Zen Leaf™ and MÜV™ dispensary banners, and produces a comprehensive suite of high-quality, regulated cannabis products sold under its diverse portfolio of trusted consumer brands including Savvy™, (the) Essence™, Swift Lifts™, HYPHEN™, Encore™, BITS™, Avexia™, MÜV™, CTPharma™, and Verano™. Verano’s active operations span 13 U.S. states, comprised of 14 production facilities with over 1.1 million square feet of cultivation capacity. Learn more at Verano.com.

Contacts:

Investors

Verano
Aaron Miles
Chief Investment Officer
Investors@verano.com

Media

Verano
Steve Mazeika
Vice President, Communications
steve.mazeika@verano.com

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements are not representative of historical facts or information or current condition, but instead represent only the Company’s beliefs regarding future events, plans, strategies, or objectives, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Generally, such forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects” or “does not expect”, “is expected”, “budget”, “future”, “scheduled”, “estimates”, “forecasts”, “projects,” “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases, or may contain statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “will continue”, “will occur” or “will be achieved”. Forward-looking statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking statements herein, including, without limitation, the risk factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2025 filed with the U.S. Securities and Exchange Commission at www.sec.gov. The forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not undertake to update any forward-looking information or forward-looking statements that are contained or referenced herein, except as may be required in accordance with applicable securities laws. All subsequent written and oral forward-looking information and statements attributable to the Company or persons acting on its behalf is expressly qualified in its entirety by this notice regarding forward-looking information and statements.

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